As filed with the Securities and Exchange Commission on September 26, 2003

                                                     Registration No. 333-99151


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   FORM S-3/A
                                (AMENDMENT NO. 5)


           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             KESTREL ENERGY, INC.
            (Exact name of registrant as specified in its charter)

                Colorado                               84-0772451
    (State or other jurisdiction of       (I.R.S. Employer Identification No.)
     incorporation or organization)

                         1726 Cole Boulevard, Suite 210
                            Lakewood, Colorado 80401
                                 (303) 295-0344
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             --------------------
                                                     With copies to:
            BARRY D. LASKER                      S. LEE TERRY, JR., ESQ.
               President                        Davis Graham & Stubbs LLP
          Kestrel Energy, Inc.                 1550 17th Street, Suite 500
     1726 Cole Boulevard, Suite 210              Denver, Colorado 80202
        Lakewood, Colorado 80401                     (303) 892-9400
             (303) 295-0344                        (303) 893-1379 Fax
           (303) 295-1961 Fax
 (Names, addresses, including zip codes, and telephone numbers, including area codes, of agent for service)
                              --------------------

      Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
      If the only securities being registered on this Form are being offered pursuant to a dividend or interest reinvestment plans, please check the following box. |_|
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _______________
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ________________
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                         Proposed       Proposed
                                         maximum        maximum
 Title of each class of                  offering       aggregate     Amount of
    securities to be     Amount to be   price per       offering    registration
       registered         registered    share (1)       price (1)        fee
--------------------------------------------------------------------------------
    Common Stock(2)       2,818,000       $0.32         $901,760       $82.96
--------------------------------------------------------------------------------
      Warrants(3)         1,409,000       $0.01          $14,090        $1.30
--------------------------------------------------------------------------------
         Total                                          $915,850       $84.26
================================================================================
(1) Estimated solely for purposes of calculating the registration fee. Pursuant to Rule 457(c), the offering price of $0.32 per share is the last sale price reported by The Nasdaq SmallCap Stock Market on September 3, 2002.
(2) Includes 1,409,000 shares of common stock and 1,409,000 shares of common stock underlying warrants held by the selling shareholders for subsequent resale by the selling shareholders, and pursuant to Rule 416 under the Securities Act, an indeterminate number of shares of common stock which may be issued from time to time upon exercise of such warrants by reason of adjustment of the number of shares of common stock to be issued upon such exercises under certain circumstances.
(3) Warrants registered on behalf of selling shareholders based on the fair market value of the warrants at the date of grant.

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting in accordance with Section 8(a), may determine.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table shows the estimated expenses to be incurred in connection with the issuance of the securities being registered by us:

      Registration Fee--Securities and Exchange Commission........$    84
      Nasdaq Notification Fee--The Nasdaq Stock Market, Inc.......$22,500
      Printing and Mailing Costs and Fees.........................$ 1,000
      Accountants' Fees and Expenses .............................$10,000
      Legal Fees and Expenses.....................................$20,000
      Miscellaneous...............................................$ 1,416
                                                                  -------
      Total Costs.................................................$55,000
                                                                  =======

All of the above expenses except the SEC registration fee are estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Colorado Business Corporation Act provides at Article 109 for indemnification by a corporation of officers and directors in connection with proceedings brought against them by reason of their position with the corporation the person being indemnified must, in civil matters, have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. In criminal matters, indemnification is permitted where the person had no reasonable cause to believe that his or her conduct was unlawful. Indemnification is required (unless limited by a corporation's Articles of Incorporation) where the officer or director is wholly successful, on the merits or otherwise, in the defense of any proceeding. The Act also establishes procedures by which persons seeking indemnification can obtain cost advances from the corporation and procedures by which indemnification determinations can be made.

     Article VI of our Amended and Restated Articles of Incorporation requires us to indemnify to the fullest extent permitted by applicable law against all liability and expense, including attorneys' fees, incurred by reason of the fact that a person is or was a director or officer of our company.

     Article V of our Amended and Restated Bylaws contains provisions requiring indemnification by us of officers and directors where the person seeking indemnification acted in good faith and in a manner reasonably believed to be in the best interest of our company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Indemnification by us is also required in connection with derivative actions where the party seeking indemnification is found to have acted in good faith and in a manner he reasonably believed to be in the best interest of our company. Finally, indemnification is required where the officer or director seeking indemnification has been successful on the merits in the defense of the action. The Bylaws also contain provisions setting forth procedures by which parties seeking indemnification may obtain payment in advance of expenses incurred by them.

     The above discussion of the Colorado Business Corporation Act, our Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws is intended to be only a summary and is qualified in its entirety by the full text of each of the foregoing.

ITEM 16. EXHIBITS

      3.1 Amended and Restated Articles of Incorporation, as filed with the Secretary of State of Colorado on March 16, 1995, filed as Exhibit
            (3)1 to the Annual Report on Form 10-K/A for the fiscal year ended June 30, 1994 and incorporated herein by reference.

      3.2 Amended and Restated Bylaws, as adopted by the Board of Directors on January 16, 1995, filed as Exhibit (3)2 to the Annual Report on Form 10-K/A for the fiscal year ended June 30, 1994 and incorporated herein by reference.

      4.1 The form of common stock share certificate filed as Exhibits 5.1 to the Registrant's Form S-2 Registration Statement (No. 2-65317) and
            Article II of the Registrant's Articles of Incorporation filed as
            Exhibit 4.1 thereto, as amended on March 4, 1994 and filed with the Annual Report on Form 10-K/A for the fiscal year ended June 30, 1994 and incorporated herein by reference.

      4.2* That portion entitled "Selling Restrictions" of the Registrant's Private Placement Memorandum dated January 10, 2002.

      5*    Opinion of Davis Graham & Stubbs LLP.


      23.1* Consent of KPMG LLP.

      23.2* Consent of Davis Graham & Stubbs LLP is contained in its opinion filed as Exhibit 5.

      23.3* Consent of Wheeler Wasoff, P.C.

      23.4* Consent of Sproule Associates Inc.

      23.5  Second Consent of Sproule Associates Inc.


      99*   Promissory Note with Samson Exploration N.L. dated August 6, 2002.

*Previously filed.

ITEM 17. UNDERTAKINGS

      We undertake:

     (a) To file, during any period in which offers or sales are being made, a post- effective amendment to this registration statement:

         (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by us pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (d) For the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as a part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time it was declared effective.

     (e) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (f) We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to section 13(a) or section 15(d) of the Exchange Act, and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding, is asserted by that director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakewood, State of Colorado, on the 26th day of September, 2003.


                                          KESTREL ENERGY, INC.



                                          By: /S/BARRY D. LASKER
                                             ---------------------------------
                                             Barry D. Lasker, President and
                                             Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

        SIGNATURES                    TITLE                      DATE


/S/BARRY D. LASKER               President, Chief          September 26, 2003
-------------------------       Executive Officer,
Barry D. Lasker                Principal Executive
                                Officer, Principal
                             Financial and Accounting
                               Officer and Director


/S/TIMOTHY L. HOOPS                  Director              September 26, 2003
-------------------------
Timothy L. Hoops


/S/ROBERT J. PETT             Chairman of the Board        September 26, 2003
-------------------------
Robert J. Pett


/S/JOHN T. KOPCHEFF                  Director              September 26, 2003
-------------------------
John T. Kopcheff


/S/KENNETH W. NICKERSON              Director              September 26, 2003
-------------------------
Kenneth W. Nickerson


                                     Director              ____________, 2003
-------------------------
Mark A.E. Syropoulo


                                     Director              ____________, 2003
-------------------------
Neil T. MacLachlan